THE SECURITIES REPRESENTED BY THIS DEBENTURE CERTIFICATE AND THOSE ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM SECTION 4(2) PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. HOLDERS OF THE SECURITIES WILL BE REQUIRED TO REPRESENT THAT THE SECURITIES ARE BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION, AND HOLDER THEREOF WILL NOT BE ABLE TO RESELL ANY OF THE SECURITIES UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES OR LAWS OF OTHER APPLICABLE JURISDICTIONS (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). HOLDERS OF THE SECURITIES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               NEW ERA FOODS INC.

                    9% SUBORDINATED CONVERTIBLE DEBENTURE DUE

Number:__________________________

Amount:__________________________

Original Issue Date:_______________________

Registered Holder(s):_____________________________
                                    (name)

                     _____________________________
                                    (name)

                     _____________________________
                                  Address:


         New Era Foods Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum of $1,500,000 on January 10, 2001, in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 360 day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 9% per year, payable quarterly on March 31, June 30, September 30 and December 31 of each year of the term commencing the Original Issue Date, until such principal sum shall have become due and payable. This Debenture shall be convertible into restricted legended common stock of Synergy Brands Inc., a Delaware public company (the "Issuer"), as set forth hereinafter.

         By acceptance and purchase of this Debenture, the registered holder hereof agrees with the Company that the Debenture shall be subject to the following terms and conditions:

                                     -E-8-

         1. Financing Agreement. The Holder has executed a Financing Agreement (the "Financing Agreement") contemporaneous herewith the terms of which provide for the issuance of this Convertible Debenture, terms and conditions, covenants and representations in such Financing Agreement also being applicable as to this Agreement, unless provisions appear herein to the contrary. Definitions of certain terms in that Financing Agreement equally apply to use of those terms herein unless provisions to the contrary appear herein.

         2. Restrictions on Transfer. Neither the Debenture nor any part thereof, nor any Common Stock (defined in Section 4.5 below) into which it is convertible, shall be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, and the Company and/or Issuer of any of the said securities shall not be required to register any such disposition, unless and until:

         2.1 The Company and/or the Issuer shall have received (i) written notice of the contemplated disposition, setting forth all of the circumstances and details thereof, and (ii) an opinion of the counsel, in the form and substance satisfactory to the Company and its counsel, stating that the contemplated disposition is exempt from the registration and prospectus requirements of the Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Act and of any applicable state or foreign securities act; or

         2.2 The Debenture or shares of Common Stock, as the case might be, are disposed of pursuant to and in accordance with a registration statement which has been filed under the Act with the SEC and a similar registration statement filed with any state securities administrators having jurisdiction.

         The Company has placed a restrictive legend on this certificate for the Debenture and may place and/or have placed such a legend on any future certificates for the Debenture and on the certificates for shares of Common Stock issued upon conversion thereof reflecting the requirements of this Section.

         3.  Conversion of Debenture.

         3.1 Any Holder of the Debenture may, at his, her or its option, at any time and from time to time on or after the Original Issue Date set forth above, convert the principal of such Debenture (or any part thereof that is an integral multiple of $1000) into the Issuer's restricted legended Common Stock at the rate of one share for each $3.00 of the principal of the Debt converted, subject to adjustment in certain events as hereinafter set forth (the "Conversion Price").

         3.2 Exercise of Conversion Privilege. In order to exercise conversion privilege, the Holder shall surrender such Debenture, together with the Notice of Conversion annexed hereto as Exhibit 1 appropriately endorsed to the Company at its principal office, accompanied by written notice to the Company (a) stating that the Holder elects to convert the Debenture or a portion thereof, and if a portion, the amount of such portion in multiples of $1,000 in principal amount, and (b) setting forth the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The date of conversion of such Debenture shall be deemed to be the date of receipt of Notice of Conversion, even if the Issuer's stock transfer books are at that time closed, and the converting Holder shall be deemed to have become, on the date of conversion, the record holder of the shares of Common Stock deliverable upon such conversion.

         As soon as reasonably possible after the date of conversion, the Issuer shall issue and/or transfer or otherwise deliver to such converting Holder a certificate or certificates for the number of shares of Common Stock due on such conversion. No adjustments in respect of interest or cash dividends shall be made upon the conversion of any Debenture or Debentures, except as may otherwise be specifically provided herein.

                                     -E-9-

         Upon conversion of the Debenture in part, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture, in aggregate principal amount equal to the unconverted portion of such Debenture, such new Debenture shall have the same terms and provisions other than the principal amount as the Debenture or Debentures surrendered for conversion.

         3.3 Duration of Conversion Privilege. The right to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall commence on the Original Issue Date and shall expire when the Debenture has been paid in full through payment and/or conversion. In case the Company shall have given notice of its election to prepay, pursuant to Section 5 hereof, all or any portion of the principal of any Debenture or Debentures, and the Company does not default in such prepayment, then in respect of such Debenture or Debentures or portion thereof, the rights to subscribe for and purchase shares of Common Stock pursuant to the conversion privilege granted herein shall expire at 5:00 p.m., New York time on the day immediately preceding the Prepayment Date.

         3.4 Stock Fully Paid. The Company and Issuer covenant and agree that all shares which may be issued upon the exercise of the conversion privilege granted herein will, upon delivery in accordance with the terms hereof, be fully paid, nonassessable, and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the stockholders.

         3.5 Antidilution Provisions. In case the Issuer shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of common stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The Company also reserves the right through its Board of Directors to reduce the Conversion Price of the Debenture at any time during its term.

         When the number of shares of Common Stock or the Conversion Price is adjusted as herein provided, the Issuer shall cause to be promptly mailed to the then holder of the Debenture (the "Holder") by first class mail, postage prepaid, notice of such adjustment or adjustments setting forth the number of shares of Common Stock and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                                     -E-10-

         The term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Issuer at the date of this Debenture or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Holder shall become entitled to receive any securities upon conversion other than shares of Common Stock of the Issuer, thereafter the number of such other securities and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section.

THERE SHALL BE NO OTHER ANTI-DILUTION PROVISIONS APPLICABLE TO THE DEBENTURE

         Fractional shares need not be issued and/or delivered upon conversion, but in lieu thereof, the Company shall pay cash equal to the market value of such fractional share.

         Except as stated above, the Conversion Price will not be adjusted. The Issuer shall attempt to reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Debenture, the full number of Common Stock necessary for delivery upon the conversion. To the extent, based on changing market prices for the Issuer's securities, sufficient authorized but unissued stock is not available the Issuer shall promptly seek to have its certificate of incorporation amended to increase its authorized common stock to a level which shall accommodate conversion of the outstanding Debenture or otherwise take corporate action which the Issuer deems necessary to accommodate and satisfy conversion rights thereunder.

         No Adjustment for Dividends. Except as provided in this Section 3.5, no adjustment in respect to any dividends paid shall be made during the term of the Debenture or upon the conversion of the Debenture.

         Preservation of Purchase Rights Upon Reclassification Consolidation, etc. In the case of any consolidation of the Issuer with or merger of the Issuer into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Issuer, the Issuer or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Debenture been converted immediately prior to such action, such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
3.5. The provisions of this Section 3.5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Debenture, the Issuer will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         Statement on Debenture Certificates. Irrespective of any adjustments in the Conversion Price or the number of securities convertible, this Debenture certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Debenture certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Debenture certificate that it may deem appropriate and that does not affect the substance thereof; and any Debenture certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Debenture certificate, may be in the form so changed.

                                     -E-11-

         4.   Prepayment of Debenture.

         4.1 Optional Prepayment of Debenture. The Company may prepay all or any part of the Debenture at any time without prepayment penalty or other additional cost to the Company, i.e. only the principal and interest on the Debenture then due need be paid (the "Prepayment Price").

         4.2 Notice and Application of Prepayment. In the case of each prepayment of the Debenture, notice thereof shall be given at least twenty days prior to the date fixed in such notice for such prepayment (the date fixed for such prepayment is referred to herein as the "Prepayment Date"). Upon such notice of any prepayment being so given there shall become due and payable, at the principal office of the Company on the Prepayment Date, the Prepayment Price together with interest accrued and unpaid on the principal amount of the Debenture so prepaid to, but not including, the Prepayment Date or the number of shares of Common Stock into which the Debentures are converted, as the case may be. Unless the Company shall fail to pay such Prepayment Price on the Prepayment Date, interest on the principal amount of the Debenture shall cease to accrue from and after that date.

         4.3 Evidence of Prepayment. Upon any partial prepayment of the Debenture, the Holder thereof shall surrender the same to the Company as its principal office, in exchange, without cost to such Holder, for one or more new Debentures in aggregate principal amount equal to the principal amount remaining unpaid on the Debenture or Debentures surrendered and otherwise having the same terms and provisions as the Debenture surrendered.

         5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

         6. Subordination. Any right of the Holder to payment of principal or interest from the Company shall be subordinated to the claims and rights of the holders of the Senior Debt ("Senior Debt Holders") but shall remain secured by any and all property given as collateral to secure the debt evidenced by the prior Financing Agreement (see paragraph 1 supra) which collateral shall continue to secure the debt evidenced by this Debenture until paid in full, or until the parties to such Financing Agreement agree otherwise in writing, except that such collateral may be eliminated to the extent such collateral shall also act as security for the Senior Debt or otherwise be required by the holder of such Senior Debt to be sold or otherwise transferred. The payment of the principal of, and interest on, the Debentures will be subordinated in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, or marshaling of assets, whether voluntary, involuntary or in receivership, bankruptcy, insolvency or similar proceedings, the holders of all Senior Debt will be first entitled to receive payment in full of cash amounts due or to become due thereon before any payment is made on account of the principal of and premium, if any, or interest on the indebtedness evidenced by the Debentures or on account of any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, if any, under or in respect of the Debentures, before any payment is made to acquire any of the Debentures for cash, property or securities or before any distribution is made with respect to the Debentures of any cash, property or securities. No payments on account of principal of, sinking fund requirements, if any, or premium, if any, or interest on the Debentures shall be made, and no Debentures shall be redeemed or repurchased, if at the time thereof: (i) there is a default in the payment of all or any portion of the obligations under any Senior Debt; or (ii) there shall exist a default in any covenant with respect to the Senior Debt (other than as specified in clause
(i) of this sentence), and, in such event, such default shall not have been cured or waived or shall not have ceased to exist.

         The holders of the Debentures will be subrogated to the rights of the holders of the Senior Debt to the extent of payments made on Senior Debt upon any distribution of assets in any such proceedings out of the distributive share of the Debentures.

         By reason of such subordination, in the event of insolvency, creditors of the Company, who are not holders of Senior Debt or of the Debentures, may recover less, ratably, than holders of Senior Debt but may recover more, ratably, than the holders of the Debentures.

                                     -E-12-

         Senior Debt is defined as: (a) the principal of and unpaid interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Company and whether or not allowed as a claim in bankruptcy or any similar proceeding) on the following, whether heretofore or hereafter created, incurred, assumed or guaranteed: (i) all indebtedness for borrowed money, created, incurred, assumed or guaranteed by the Company (other than indebtedness evidenced by the Debentures and indebtedness which by the terms of the instrument creating or evidencing the same is specifically stated to be not superior in right of payment to the Debentures);
(ii) bankers' acceptances and reimbursement obligations under letters of credit;
(iii) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect the Company against fluctuations in interest or currency rates; (iv) any other indebtedness evidenced by a note or written instrument; and (v) obligations of the Company under any agreement to lease, or lease of, any real or personal property, which obligations are required to be capitalized on the books of the Company in accordance with generally accepted accounting principles then in effect (other than leases which by their terms are specifically stated to be not superior in right of payment to the Debentures), or guarantees by the Company of similar obligations of others; and (b) all deferrals, modifications, renewals or extensions of such indebtedness.

         The Debenture does not prohibit or limit the incurrence, assumption or guarantee by the Company or its Subsidiaries of additional indebtedness, including Senior Debt.

         7. Replacement of Debenture Certificate. Upon receipt of evidence satisfactory to the company of the certificate loss, theft, destruction or mutilation of the Debenture certificate and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Debenture certificate, the Company will issue a new Debenture certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture Certificate.

         8. Default. If any of the following events (herein called "Events of Default") shall occur:

         (a) if the Company shall default in the payment or prepayment of any part of the principal of the Debenture after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than 15 days; or

         (b) if the Company and/or the Issuer shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

         (c) if the Company and/or the Issuer shall dissolve; terminate its existence; become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company's property; make an assignment for the benefit of creditors; or admit in writing to be failing generally to pay its debts as such debts become due;

         (d) Any of the representations or warranties made by the Company herein, in the Financing Agreement, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Financing Agreement shall be false or misleading in any material respect at the time made;

                                     -E-13-

         Then and in any such event after notice of such Default given to the Company and/or the Issuer and the passage of at least 30 days wherein the alleged Default remains not cured, the Holder of this Debenture shall have the option (unless the default shall have theretofore been cured) by prior written notice to the Company to declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, at the applicable prepayment price on the date of such notice, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Debenture to the contrary notwithstanding. Upon the occurrence of an Event of Default, the Company shall promptly notify the Holder of this Debenture in writing setting out the nature of the default in reasonable detail.

         9.  Remedies on Default; Notice to Other Holders.

         In case any one or more of the Events of Default shall occur, the Holder may proceed to protect and enforce his or her rights by a suit in equity, action at law or other appropriate proceeding, whether, to the extent permitted by law, for the specific performance of any agreement of the Company contained herein or in aid of the exercise of any power granted hereby. If any Holder of one or more of the Debentures shall declare the same due and payable or take any other action against the Company in respect of an Event of Default, the Company will forthwith give written notice to the Holder of this Debenture, specifying such action and the nature of the default alleged.

         10. Changes, Waivers, etc. Neither this Debenture nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. Entire Agreement. This Debenture embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

         12. Governing Law, Jurisdiction, etc. It is the intention of the parties that the laws of the State of New York shall govern the validity of this Debenture, the construction of its terms and the interpretation of the rights and duties of the parties. Any legal action or proceeding with respect to this Debenture may be brought in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and by execution and delivery of this Debenture, each of the Company and all Holders hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Holder and the Company hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and
(ii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Debenture.

                                              NEW ERA FOODS INC.

                                              By___________________________

ATTEST:

By_____________________________
                    , Secretary

                                               SYNERGY BRANDS INC.
                                               (as to agreement to allow
                                               conversion into  Synergy
                                               Stock)

                                               By__________________________

                                     -E-14-

                                    EXHIBIT 1

                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to convert the Debenture)

         The undersigned hereby irrevocably elects to convert $ of the above Debenture No. into ___________shares (the "Securities") of the Common Stock of SYNERGY BRANDS INC. (the "Issuer") according to the conditions set forth in such Debenture, as of the date written below.

The Holder hereby represents that:

         (a) He has not relied on any information regarding the Issuer or representation of the Issuer other than as is provided in and as part of current reports (the "Reports") on the Issuer as are filed with the Securities and Exchange Commission in making his decision to subscribe.

         (b) It has been advised that the present issuance of the Securities is not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of the statutory exemption thereof, and on the representations made by it herein.

         (c) It is acquiring the Securities for investment for its own account and not with a view to their resale or distribution, and that it does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of such securities unless and until they are subsequently registered under the Act, or an exemption from such registration is available.

         (d) It understands that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory exemption referred to above would not be available, if notwithstanding its representations, it plans merely acquiring the said securities for resale upon the occurrence or nonoccurrence of some pre-determined event.

         (e) It agrees that all or any part of the said securities will not be sold until they are subsequently registered or an exemption from registration is available.

         (f) It understands in the event Rule 144 of the Commission hereafter becomes applicable to any of the said securities, any routine sale of such securities made thereunder can be made only in limited amounts of that Rule and that in case that Rule is not applicable, compliance with Regulation A or some other disclosure exemption will be required before it can transfer part or all of such securities. However, the Issuer shall supply it with any information necessary to enable it to make routine shale of such securities under Rule 144, if applicable.

         (g) It has evaluated the merits and risks of the purchase of the said securities and it is able to bear the economic risks of such investments.

                                     -E-15-

         (h) It acknowledges that the Issuer has made available to it the opportunity to obtain additional information to verify the accuracy of the information contained in the Reports and to evaluate the merits and risks of this investment, and that it has had the opportunity to ask questions of and receive satisfactory answers from the Issuer concerning the Reports.

___________________________
Date of Conversion *

___________________________
Applicable Conversion Price

___________________________
Signature

___________________________
Name

___________________________
Address

___________________________

*The original Debenture and this Notice of Conversion must be received by the Company within five business days following the date of Conversion.

                                     -E-16-